United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: September 3, 2003
(Date of earliest event reported)

Equity Marketing, Inc.

(exact name of registrant as specified in its charter)

Delaware	23346	13-3534145
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer Identification No.)
of incorporation or
organization)

6330 San Vicente Boulevard
Los Angeles, California 90048
(Address of Principal executive offices, including zip code)

(323) 932-4300
(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On September 3, 2003, Equity Marketing, Inc. (the “Company”) consummated the acquisition of substantially all of the assets of S.C.I. Promotion Group, LLC (“SCI”), a privately held promotional marketing services company based in Ontario, California. The Company financed the acquisition through its existing working capital.

     The acquisition was consummated pursuant to an Asset Purchase Agreement dated September 3, 2003, by and among the Company, SCI and Joseph J. Schmidt, III (the “Purchase Agreement”). Under the terms of the Purchase Agreement, the Company acquired substantially all of the assets of SCI for a cash purchase price of approximately $5.9 million, plus additional earnout consideration of up to $3.5 million based upon future performance of the acquired business. The Company also assumed the operating liabilities of the business in connection with the acquisition. The earnout consideration is based upon the business achieving targeted levels of earning before interest, taxes, depreciation and amortization (“EBITDA”) over the period from 2003 through 2006. The earnout payments, if required, are payable 50% in cash and 50% in shares of the Company’s common stock, except that for 2003 EBITDA performance, the earnout payment is payable 40% in cash and 60% by delivery of a three-year promissory note bearing interest at the rate of 5% per annum.

     In connection with the acquisition, the Company will pay a success fee of $275,000 to U.S. Capital Investors, Inc., (“USCI”), an entity controlled by Jeffrey S. Deutschman, which provides advisory services to the Company. Mr. Deutschman currently serves on the Board of Directors of the Company as the representative of the holder of the Company’s Series A Preferred Stock. The success fee is payable pursuant to a July 15, 2003 agreement which was previously disclosed in the Company’s report on Form 10-Q for the quarterly period ended June 30, 2003. The USCI agreement provides for the payment of a discretionary success fee for completed acquisition transactions in an amount determined by an independent committee of the Board in accordance with certain guidelines and criteria. The guideline for the success fee for this transaction is $275,000. The independent committee, consisting of all of the Company’s independent directors, met in executive session on September 11, 2003 and determined the amount of the success fee.

     The foregoing description of the Purchase Agreement and the related transactions does not purport to be complete and is qualified in its entirely by reference to the Purchase Agreement and the press release issued by the Company on September 4, 2003 which are attached as exhibits to this report. Schedules to the Purchase Agreement, which are omitted from the exhibit, will be provided to the Commission upon request.

     This report contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy, and actual results may differ materially from those anticipated by the Company due to a number of uncertainties, including some presently unknown to the Company. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired.

In accordance with Item 7(a)(4) of Form 8-K, the financial statements required by Item 7(a) will be filed by amendment to this Form 8-K no later than November 17, 2003.

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     (b)  Pro Forma Financial Information.

In accordance with Item 7(b)(2) of Form 8-K, the required pro forma financial information will be filed by amendment to this Form 8-K no later than November 17, 2003.

     (c)  Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated September 3, 2003, by and among Equity Marketing, Inc., S.C.I. Promotion Group, LLC and Joseph J. Schmidt, III

99.1	Press Release of Equity Marketing, Inc. issued September 4, 2003

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY MARKETING, INC.

Date: September 18, 2003	By:	/S/ TERESA L. TORMEY

Teresa L. Tormey,
Senior Vice President, General Counsel
and Secretary

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